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                                FORM OF RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   DYAX CORP.

         We, the undersigned, for the purpose of amending and restating the Amended and Restated Certificate of Incorporation of Dyax Corp. (the "Corporation") under the laws of the State of Delaware, hereby certify as follows:


         A. The Corporation was incorporated under the name Biotage, Inc. pursuant to an original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 26, 1989.

         B. The amendments to and the restatement of the Amended and Restated Certificate of Incorporation of the Corporation herein certified have been approved by the Board of Directors of the Corporation and duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendments herein certified has been given to those stockholders who have not consented in writing thereto, as provided in
Section 228 of the General Corporation Law of the State of Delaware.

         C. The Amended and Restated Certificate of Incorporation of the Corporation, as previously amended and restated, is hereby restated and further amended to read as follows:

     FIRST: The name of the Corporation is DYAX CORP.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of Newcastle. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The Corporation shall be authorized to issue Fifty-One Million (51,000,000) shares of capital stock, which shall be divided into Fifty Million (50,000,000) shares of Common Stock, par value $0.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $0.01 per share.


         The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.


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                                 PREFERRED STOCK

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each series shall include, but shall not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (h) Any other relative rights, preferences and limitations of that series.

                                  COMMON STOCK

         The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinbefore set forth or authorized.

         Subject to the provisions of any applicable law or of the by-laws of the Corporation, as from time to time amended, with respect to the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided herein or by law or by the

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resolution or resolutions providing for the issue of any series of Preferred
Stock, the holders of outstanding shares of Common Stock shall have exclusive voting rights for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

         Subject to the rights of any one or more series of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends from time to time as may be declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends.

         In the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they are entitled, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

                                    ISSUANCE

         Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

         FIFTH:   The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation:

         1. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and the rights expressly provided for particular classes or series of stock, for the distribution among the stockholders of the Corporation of the assets of the Corporation as provided herein, wholly or in part or in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as provided herein) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

         2. The directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. The initial Class I directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 1999 annual meeting of stockholders; the initial Class II directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 2000 annual meeting of stockholders; and the initial Class III directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 2001 annual meeting of stockholders. At each such annual meeting of stockholders and at each annual

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meeting thereafter, successors to the class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, resignation, retirement or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the election, terms of office and other features of such directorships shall be governed by the terms of the vote establishing such series, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

         3. Each director chosen to fill a vacancy in the Board of Directors shall be elected to complete the term of office of the director who is being succeeded. In the case of any election of a new director to fill a directorship created by an enlargement of the Board, the Board shall in such election assign the class of directors to which such additional director is being elected, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned.

         4. Except as otherwise determined by the Board of Directors in establishing a series of Preferred Stock as to directors elected by holders of such series, at any special meeting of the stockholders called at least in part for the purpose, any director or directors may, by the affirmative vote of the holders of at least a majority of the stock entitled to vote for the election of directors, be removed from office for cause. The provisions of this subsection shall be the exclusive method for the removal of directors.

         5. Elections of directors need not be by ballot.

         6. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

         7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article FIFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

         Any repeal or modification of this Article FIFTH shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place before such repeal or modification, nor otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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         8. Meetings of stockholders may be held anywhere within or without the
State of Delaware. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

         SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provision of ss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         SEVENTH: No action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         This Article Seventh may not be amended, revised or revoked, in whole or in part, except by the affirmative vote of the holders of 66 2/3% of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article Seventh as one class of stock.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

         NINTH: 1. Except as set forth in Section 2 of this Article Ninth, the affirmative vote of the holders of 66 2/3% of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article Ninth as one class, shall be required:

         (a) for the adoption of any agreement for the merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into any Other Corporation (as hereinafter defined);

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         (b) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the assets of the Corporation or any Subsidiary to any Other Corporation;

         (c) to authorize the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation; or

         (d) to engage in any other transaction the effect of which is to combine the assets and business of the Corporation or any Subsidiary with any Other Corporation.

Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law, elsewhere in this Restated Certificate of Incorporation or any agreement or contract to which the Corporation is a party.

         2. The provisions of Section 1 of this Article Ninth shall not be applicable to any transaction described therein if such transaction is approved by a resolution of the Board of Directors of the Corporation, PROVIDED THAT the directors voting in favor of such resolution include a majority of the Independent Board Members (as defined below). In considering such transaction, the Board of Directors shall give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located.

         3. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Ninth, on the basis of information known to such Board, if and when any person, firm, corporation or other entity, other than a Subsidiary of the Corporation, is an Other Corporation (as defined below). In determining whether a person, firm, corporation or other entity is an Other Corporation, such person, firm, corporation or other entity shall be deemed to be the "Beneficial Owner" of shares of stock of the Corporation entitled to vote in the election of directors if he, she or it or any "affiliate" or "associate" of such person, firm, corporation or other entity (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended from time to time), directly or indirectly, controls the voting of such stock or has any options, warrants, conversion or other rights to acquire such stock. Any such determination, if made in good faith, shall be conclusive and binding for all purposes under this Article Ninth, until the ownership interest of such person, firm, corporation or other entity increases.

         4. As used in this Article Ninth, the following terms shall have the meanings indicated:

                  "Independent Board Members" shall be those persons then in office (but not less than 1) who were duly elected and acting members of the Board of Directors as of the last election of directors prior to the date on which the Other Corporation involved in the proposed transaction first became an Other Corporation, as determined by the Board of Directors in accordance with
Section 3 above.

                  "Other Corporation" means any person, firm, corporation or other entity, other than a Subsidiary of the Corporation, which is the Beneficial Owner of 5% or more of the shares

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of stock of the Corporation entitled to vote in the election of directors, as determined in accordance with Section 3 above.

                  "Subsidiary" means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

                  "Substantial Amount" means any securities of the Corporation having a then fair market value of more than $500,000.


         5. The Corporation elects to be governed by Section 203 of the Delaware General Corporation Law.

         6. This Article Ninth may not be amended, revised or revoked, in whole or in part, except by the affirmative vote of the holders of 66 2/3% of the shares of all classes of stock of the Corporation entitled to vote for the election of directors, considered for the purposes of this Article Ninth as one class of stock.


         Signed and attested this __ day of ____________, 2000.



                                                  -----------------------------
                                                  Henry E. Blair, President

Attest:



--------------------------------
Nathaniel S. Gardiner, Secretary


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